Exhibit 10.18

House Lease Contract

Lessor (Party A): Shenzhen Kingkey Banner Business Management Co., Ltd.

Address: Floor 11, Building B, KK100, Caiwuwei, No.5016, East Shennan Road, Luohu District, Shenzhen City, China

Legal Representative: Chen Hua

Telephone: 0755-82388888 Fax:

Lessee (Party B): Shenzhen Moyi Technologies Co., Ltd.

Address:

Legal Representative (the responsible person):

Telephone:                     Fax:

In accordance with Contract Law of the People's Republic of China and House Lease Regulations of Shenzhen Special Economic Zone, both parties, through friendly negotiation, signed this House Lease Contract (hereinafter referred to as 'this contract') in which Party A leases the real estate (including supporting facilities, the same below) in KK100 to Party B.

Article 1. Lease of house property

1.1 Party A leases the real estate to Party B — Unit 01, Floor 20, KK100 B, No. 5016, East Shennan Road, Shenzhen City.

1.2 Date for the premises to be leased: September 1, 2011. Party A shall provide duplicates of relevant acceptance certificates to Party B on the date above.

1.3 Specific location of the leased premises is marked red in Appendix II Schematic Diagram of Leased Premises Location. The red range is only used as location confirmation and convenience for identification.

1.4 Floor area of the leased premises is 220.85 square meters (subject to the floor area measured and appointed by the government). In case Party B regards there is an error in the floor area of the leased premises, both parties shall jointly designate a surveying and mapping institution with qualification to measure the premises (measuring cost shall be borne by both parties).

1.5 Use of the leased premises: handle official business. In case Party B uses the premises for other purposes (such as training,club,and trading places), Party B must obtain Party A's written permission and handle the formalities of changing the use of leased premises in accordance with relevant laws and regulations. Party A may offer necessary assistance based on actual conditions at the expense of Party B.

1.6 Party B shall, before operation, apply to relevant governmental departments for relevant certificates, licenses or permits; and shall submit the duplicates (Appendix 1) of relevant certificates to Party A for references within 7 days after obtaining relevant certificates.

1.7 Within the lease term, Party B shall not, because of the need for operation, occupy the public area in the leased premises without authorization.

Article 2. Term of lease and lease commencement date

2.1 Term of lease: three years; from September 1, 2014 to August 31, 2017.

2.2 Lease commencement date: September 1, 2014.

Article 3. Rent and payment mode

3.1 Criteria for rent:

3.1.1 The rent is 180 Yuan/m2/month (floor area), totaling RMB 39,753 Yuan per month (Say: THIRTY-NINE THOUSAND SEVEN HUNDRED AND FIFTY-THREE YUAN ONLY).

3.1.2 From the third lease year (namely, September 1, 2016), the rent each lease year shall increase by 8% based on the last lease year, until the end of lease term herein.

3.2 Party B shall, within 7 working days after signature, make a prepayment of the first month RMB 39,753 Yuan (Say: THIRTY-NINE THOUSAND SEVEN HUNDRED AND FIFTY-THREE YUAN ONLY), and since the second month, Party B shall pay the rent of the current month before the 5th per month. The rent for a calendar month less than its total days shall be calculated according to actual rent days.

3.3 Party B may pay the rent in the ways such as cheque only for account, bank transfer, or other modes designated by Party A. In case the method of remittance is adopted, the date for actually receiving the amount by the designated bank shall be deemed as the pay day. Party A shall issue a qualified invoice for Party B within 7 days.

The receiving bank and account designated by Party A:

Bank of Deposit: Caiwuwei Branch, Bank of China

Company Name: Shenzhen Kingkey Banner Business Management Co., Ltd.

Bank Account: 7562 5794 7187

Article 4. Property management service and other fees

4.1 Party A entrusts KK 100 property service center (hereinafter referred to as the property management company) under Shenzhen Kingkey Property Management Co., Ltd.to supply property management service for KK100. Party B shall sign a Property Management Service Contract with the property management company.

4.2 Within the lease term, Party B shall directly pay administrative fee, utilities and other fees for the property management company as prescribed in the Property Management Service Contract.

Article 5. Rental deposit

5.1 To ensure Party B fulfill the obligations herein, Party B shall, within 7 working days after both parties sign the contract, pay Party A RMB 79,506 Yuan (Say: SEVENTY-NINE THOUSAND FIVE HUNDRED AND SIX YUAN ONLY) as rental deposit. At the termination of contract, Party B shall return the leased premises to Party A, and Party A will return the rental deposit to Party B (free of interest) within 10 working days after both parties' all rights and obligations about the leased premises are fulfilled.

5.2 The rental deposit can't be used as exceptions for Party B's breach of contract; and it shall not be used for Party B as rent or other expenses either. In case Party B fails to pay rent on schedule, with a 15-day delay, Party A has the right to confiscate Party B's rental deposit. Party B shall, within the time limit designated by Party A, pay Party A a total amount of the rental deposit as supplement. In case Party B fails to pay the rental deposit as supplement, Party B shall pay five thousandth of the total rental deposit each delayed day as liquidated damage. Meanwhile, Party B shall still pay outstanding rent and corresponding liquidated damage.

Article 6. Delivery and acceptance

6.1 Date of delivery: before September 1, 2014.

6.2 Standard for delivery: see Appendix III —
Delivery Criteria and Letter of Acceptance Confirmation for Leased Premises.

6.3 Delivery and acceptance procedure

6.3.1 Party A, Party B, and the property management company shall, on the agreed date of delivery, by the standard confirmed by this contract, jointly make inspection and confirmation of the leased premises, and sign a certification of acceptance check — Delivery Criteria and Letter of Acceptance Confirmation for Leased Premises.

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6.3.2 Unless there exist problems such as unqualified quality in the main structure or major quality faults having severe effect on Party B's decoration and use of the leased premises, Party B shall immediately take over the premises. In case there exist some common defects in the leased premises that have no effect on Party B's decoration and use, Party B shall sign Criteria and Letter of Acceptance Confirmation for Leased Premises, with descriptions of common defects which shall be repaired by Party A at the expense of Party A.

6.4 Responsibilities

6.4.1 In case the leased premises are handed over with delay for Party A's reason, Party B's rent-free period, lease commencement date, and lease term shall correspondingly extend based on the actual delayed days.

6.4.2 In case the leased premises are taken over with delay for Party B's reason, Party B's rent-free period, lease commencement date, and lease term shall not extend.

Article 7. Decoration of leased house property

7.1 Party B shall submit decoration-related drawings and documents about the contractor to the property management company for approval 15 days before decoration. After obtaining the permission of the property management company, Party B just can make decoration. The decoration scheme provided by Party B shall meet relevant laws and regulations, and it shall be safe, scientific, and reasonable.

7.2 Party A and the property management company have the right to make standardization and management on Party B's decoration, separation, build, install equipment or reconstruction, including reasonable management on Party B's constructors passing in and out, material transportation, construction time, and construction safety and so on.

7.3 Party B shall ensure the construction units are provided with decoration qualification stipulated by our state, and shall obtain all approval and permits from relevant government departments before decoration. Party B shall guarantee, during the decoration process, constructors will abide by laws and rules, carry out civilized and safe construction, comply with the Decoration Manual made by the property management company, and obey the supervision and management from Party A and the property management company.

7.4 Party B shall not, during the decoration process, pose damage to normal use of the leased premises and the main structure and public facilities of the premises. During the decoration process, Party B must receive, in accordance with relevant laws and regulations, Party A's assistance in relevant work at the expense of Party B.

7.5 In case of any life loss or personal injury or property loss for construction units in the decoration process, Party B shall independently assume compensation liability. In case of any damage to Party A's premises, Party B shall assume all compensation liability, including but not limited to the damage to leased premises and any loss to Party A.

7.6 After completion of decoration, the leased premises can be used only after acceptance and approval of relevant competent departments and Party A.

Article 8. Maintenance and repair

8.1 In case any damage (except for the quality problem about the main structure of the premises) is caused to the leased premises not because of Party A after acceptance of the leased premises, Party B shall be responsible for repairing in a proper way, and any personal injury or property loss caused by this shall be assumed by Party B.

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8.2 Within the lease term, Party B shall reasonably use the leased premises within the business scope, and be responsible for the daily cleaning and maintenance of the facilities provided by Party A in the premises (including but not limited to overhead floor decker, earth wire cabinets, suspended ceiling, illuminating lamp panels, doors and windows, the temperature controllers of air conditioners) at the expense of Party B. In case Party B applies to the property management company for maintenance, Party B shall pay relevant maintenance expenses by the expense standard for maintenance of facilities.

8.3 Party A shall maintain the main structure of the leased premises is safe and reliable. In case of any quality problem in the leased premises to be found out, Party B shall promptly send a written notice to Party A in a timely manner. Party A shall, within one month after receiving Party B's written notice, complete the maintenance mentioned above (for any special condition, Party A shall give description to Party B).

Article 9. Insurance

9.1 During the decoration period, Party B must purchase insurance for the leased premises, including but not limited to Erection All Risks Insurance in which the limit of indemnity for each accident in third-party liability insurance shall not be less than RMB 500,000 Yuan.

9.2 During the lease term, Party B shall, at least, purchase Property All Risks Insurance and Public Liability Insurance for the leased premises. In Public Liability Insurance, the limit of indemnity for each accident shall not be less than RMB 500,000 Yuan, and Party A shall be listed as a joint beneficiary. Party B shall ensure that the insurance above effectively exists within the whole lease term.

9.3 In case Party A requests Party B to provide vouchers for insurance purchase, Party B shall provide Party A with duplicates of the insurance above for approving and keeping.

9.4 In case any insurance event occurs that relates to Party A's loss for the reason of Party B, Party B shall first compensate Party A for the loss by using the indemnity obtained from insurance companies. In case the indemnity obtained from insurance companies is insufficient to compensate Party A for the loss, the residual loss shall be compensated by Party B.

Article 10. Sublease and renewal of contract

10.1 Without Party A's written permission, Party B shall not sublease the premises in any way.

10.2 During the lease term, the contract effect shall not be affected by change of Party B's name, change of Legal Representative, change of enterprise property, change of investors, merger, separation, and liquidation. However, Party B is required to promptly report these to Party A for reference and change.

10.3 In case Party B is willing to continue renting the premises after expiry of the tenancy, Party B must, at least 6 months before expiry of tenancy, apply to Party A in writing for renewal of lease. On equal conditions, Party B has the privilege to take on lease. In case both parties agree to renew a lease, another House Lease Contract shall be signed separately.

10.4 Party A has the right to bring any third party, within 6 months before expiry of tenancy, to look over the leased premises with prior notice to Party B, and Party B shall cooperate with Party A.

Article 11. Party B's withdrawal from the leased house property

11.1 In the case of expiry of tenancy or advance dissolution of contract (whether unilateral termination or termination after bilateral negotiation), Party B shall, within 5 days, withdraw from the leased premises. Party A, Party B and the property management company shall jointly make inspection on the premises and hand it over. Party B shall restore the leased premises into its original shape or make it in a normal condition (approved by Party A and the property management company in writing), and then return it to Party A, including but not limited to restoring open-type fire sprinkler system on ceiling and smoke detectors, dismantling and returning fan coils,thermostats, lamp panels, air supply grilles, return air grilles, ceiling, and auxiliary materials (all these parts shall be counted according to the list of standard electromechanical facilities, and all missing parts must be made up by Party B or any damage or consumption of materials shall be compensated by Party B).

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11.2 In case the leased premises handed over by Party B contains fixtures, units, and auxiliary equipment and Party A agrees to accept them, Party B will be deemed as agreeing to give up the property ownership of the fixtures, units and auxiliary equipment. Thus, Party B shall not request Party A for any compensation.

11.3 In case Party B hands over the leased premises with delay, Party B shall pay Party A a double daily rent for each delayed day as liquidated damage.

Article 12. Dissolution of contract

12.1 Within the lease term, in case Party B presents any one of the following cases:

(1)Party B has an adversely worsened state of operation, transfers property, secretly withdraws funds, or loses business creditworthiness;

(2)Party B is liquidated, bankrupt, or Party B's property is closed down, or other debt paying ability sharply drops, and all these are likely to have effect on the fulfillment of contract obligations.

Party A may request Party B to provide performance guarantee; in case Party B refuses to provide it, Party A is allowed to dissolve the contract, confiscate rental deposit, and look into Party B's responsibility for breach of contract.

Article 13. Responsibility for breach of contract

13.1 Party B shall, in strict accordance with Article 5.1, pay rental deposit. In case Party B delays paying the rental deposit for over 10 days, Party B will be deemed as serious breach of contract, and Party A may choose to dissolve the contract. In case Party A chooses to dissolve the contract, Party A may lease the premises to others without prior notice, while Party B still needs to pay total rental deposit as liquidated damage. In case Party A chooses to continue fulfilling the contract, Party B shall pay five thousandth of total rental deposit as liquidated damage for each delayed day since the date when Party B delays in paying the rental deposit.

13.2 Party B shall not refuse to pay rent or delay in paying it for any reason. In case Party B delays in paying rent or other expenses, Party B shall make payment of liquidated damage per day by the standard—five thousandth of the rent payable or total amount of other expenses. In case Party B delays in paying rent or other expenses for 10 days, Party A has the right to entrust the property management company to take measures such as temporarily stopping supplying water, power, or air condition service, until Party B pays off rent and other expenses. In case Party B delays in paying rent or other expenses for 15 days, Party A shall be entitled to confiscate rental deposit. In case Party B delays in paying rent or other expenses for 30 days, Party A shall be entitled to dissolve the contract, confiscate rental deposit, and investigate and affix the responsibility of Party B.

13.3 During the lease term, in case Party B presents any one of the following behaviors:

(1) Party B makes use of the leased premise to conduct illegal activities, posing damage to public benefit and others' benefit;

(2) Party B changes the lease purpose agreed herein without written permission of Party A;

(3) Party B violates the provisions herein, failing to undertake maintenance responsibility or failing to pay maintenance cost. This causes severe damage of the premises or facilities;

(4) Party B decorates the leased premises, changes the structure or poses damage to the premises without Party A's written permission and the approval of relevant departments;

(5) Party B leases the premises to the third person without authorization.

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(6) Other agreed acts against laws and this contract.

After investigating into Party B's responsibility for breach of contract above, Party A shall be entitled to choose to dissolve the contract, confiscate rental deposit, and claim compensation on the loss from Party B.

13.4 Without Party A's prior written permission, Party B shall not erect, hang,put up or allow others to erect, hang, or put up any advertisements, public announcements, public notices, signboards, etc. In case of any violation, Party A shall be entitled to dismantle or entrust the third party to dismantle the objects above at the expense of Party B; and Party A has the right to punish Party B.

13.5 During the lease term, in case Party B unilaterally dissolves the contract, Party B shall inform Party A in writing 180 days in advance. Party A won't return the rental deposit, and Party B shall pay the rent of the rent-free period.

13.6 In case Party A dissolves the contract due to Party B's breach of contract, the contract shall be terminated on the date when Party A delivers the written notice to Party B. Party B shall, in accordance with Article 11 herein, withdraw from the leased premises and handle formalities about acceptance and handover.

13.7 All expenses and expenditure (including counsel fee),incurred by Party A at the time of urging Party B to pay rent or executing any other right herein,shall be borne by Party B; and Party A shall be entitled to request Party B to pay these expenses.

Article 14. Force majeure

14.1 In case any delay in performing the contract is caused by force majeure, such delay shall be deemed as acceptable, and thus, neither party shall assume responsibility.

14.2 The party who encounters force majeure event shall, within 3 days after occurrence of force majeure event, inform the other party, and try best to avoid, remove, or alleviate the effect of such force majeure event on fulfillment of the contract. Meanwhile, the party shall, within 10 days after occurrence of force majeure event, provide relevant certifications to the other party herein. Both parties shall, on basis of the effect of such force majeure event on contract fulfillment, discuss and decide whether to dissolve the contract or partially exempt the party involved from liability of fulfilling contract or delay in fulfilling the contract.

Article 15. Notices and delivery of notices

15.1 All notices as required in the contract shall be sent in writing, and both parties shall send them or other documents to the addresses explicitly listed herein.

15.2 In case any document, notice, or other correspondence is sent by mail, they shall be deemed as having been delivered on the 3rd working day after being sent, with the registered delivery receipt issued by post office as an effective certification of delivery. In case they are faxed, they shall be deemed as having been delivered at the time of sending, with the fax report received by the fax machine of the other party as an effective certification. In case they are sent face to face, they shall be deemed as having been delivered upon the signature of the other party. In case the other party refuses to accept it, the way of lien can be adopted for delivery, with corresponding lien pictures or videos as receipts; or other way of delivery agreed herein shall be adopted.

Article 16. Applicable laws and dispute settlement

16.1 Signing, fulfillment, interpretation, and dispute settlement of the contract shall be subject to the laws of the People's Republic of China.

16.2 Any dispute arising due to contract fulfillment shall be first solved through both parties' negotiation. In case of failure in negotiation, either party may lodge a suit to the local people's court.

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Article 17 Other clauses

17.1 Clauses herein are drawn up through both parties' negotiation, not forming either party's format clauses.

17.2 Title of the contract is merely used for convenience of retrieve, not functioning as interpretation or restriction of contract clauses.

17.3 Both parties shall separately discuss and sign supplementary agreements on unsettled issues. Supplementary agreements are effective parts to the contract. In case any inconsistency occurs between this contract and the supplementary agreements, the latter one shall prevail.

17.4 Both parties confirm that in case any conflict occurs between this contract and the sample text of Housing Lease Agreement made by Shenzhen House Lease Management Office, this contract will prevail which shall be executed by both parties. After this contract is signed, Party A shall be responsible for going through the contract registration formalities in the local competent house lease authority. If necessary, Party B shall provide relevant supporting documents to assist Party A to handle registration formalities. Both parties shall bear own stamp duty.

17.5 This contract is in sextuplicate, with Party A to hold three and Party B to hold two and the contract registration authority to hold one.

17.6 Appendixes are indispensable to the contract, and they have the same legal effect as the contract. In case both parties need to separately attach other appendixes to this contract, the appendixes shall be confirmed and agreed by both parties in writing.

17.7 Appendixes herein are as follows:

Appendix I.Both parties' Business Licenses, identification, and other qualification information documents

Appendix II.Schematic Diagram of Leased Premises Location

Appendix III.Criteria and Letter of Acceptance Confirmation for Leased Premises

This contract comes into effect upon both parties' signatures and ends on the date for expiry of tenancy.

Party A: Shenzhen Kingkey Banner Business Management Co., Ltd.

Legal Representative:

Entrusted agent:

Party B: Shenzhen Moyi Technologies Co., Ltd.

Legal Representative:

Entrusted agent:

Registered by: (signature and stamp)

Contract registration authority: (signature and stamp)

Month Date Year

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Criteria for Property Delivery of Office Building B in KK100

1.	Public area

Lobby: A. Ground: marble; B. Walls: marble and glass; C. Ceiling: emulsion paint ceiling, and black glass.

Lift hall: A. Ground: marble; B. Walls: marble and glass; C. Ceiling: emulsion paint ceiling.

Public walkways: A. Ground: marble; B.Walls: emulsion paint, glass, and wallpaper; C. Ceiling: emulsion paint

Washroom: A. Ground: marble; B. Walls: marble; C. Ceiling: emulsion paint

Tea room: A. Ground: marble; B. Walls: marble; C. Ceiling: emulsion paint

Balcony: A. Ground: marble; B. Walls: marble; C. Ceiling: aluminum panels

2.	Office area

Ground: rough; to be leveled with cement;

Wall: rough; to be leveled with cement;

Ceiling: rough, without suspended ceiling; fire-fighting system to be provided; and has passed the one-time check;

Outer walls: L0W-E insulating glass, with out-opening windows;

Unit interval walls: with good intervals;

Apartment entrance door: standard double-open glass doors and door pocket (dimension: 2.2×1.8 meters)

3.	Air-conditioning system

In office area: an independent air conditioner (Panasonic VRV air conditioner) and indoor unit (including a temperature controller); the air conditioning outlet is arranged by commercial tenants in person, and it can be connected with a branch coiling machine.

Inside the public area: with a central air-conditioning system

4.	Lifts:

Five passenger lifts and one fire-fighting lift (Shanghai Mitsubishi);

5.	Power supply system with single-power and double-circuit power supply;

Stand-by generator: a 400KW of Wilson Generator for public lighting and fire-fighting equipment;

Standard for power utilization in office area: independent electricity meters — 8 KW for each office except 18 KW for one office located in the northern side on the floor of odd number.

6.	Communication system:

Customer premise network: Telecom and Unicom have been connected for users.

Wireless signal coverage: Telecom, Unicom, and China Mobile

7.	Security system:

Monitoring center: the first floor underground of Building B

Front-end camera: Bosch;

Hard disk video: Hiklife;

Display: Skyworth;

Main frame: local networking for the system; the main frame of system switching adopts API matrix.

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